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                                                                     EXHIBIT 5.1



                         SMITH, GAMBRELL & RUSSELL, LLP
                               ATTORNEYS AT LAW
   Telephone                SUITE 3100, PROMENADE II                     Website
(404) 815-3500              1230 PEACHTREE STREET, N.E.           www.sgrlaw.com
   Facsimile               ATLANTA, GEORGIA 30309-3592
(404) 815-3509

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                                ESTABLISHED 1893





                                December 27, 2000

Franklin Financial Corporation
230 Public Square
Franklin, Tennessee 37064


         RE:      Franklin Financial Corporation
                  Registration Statement on Form S-8
                  1,875,000 Shares of no par value Common Stock
                  2000 Stock Option Plan, as amended

Ladies and Gentlemen:

We have acted as counsel for Franklin Financial Corporation (the "Company") in connection with the registration of 1,875,000 shares of its no par value Common Stock (the "Shares") reserved to the Company's 2000 Stock Option Plan, as amended (the "Plan"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, covering the Shares.

In connection therewith, we have examined the following:

(1) The Amended and Restated Charter of the Company, certified by the Secretary of State of the State of Tennessee;

(2) The Bylaws of the Company, as amended, certified by a duly authorized corporate officer of the Company;

(3) Resolutions adopted by the Board of Directors of the Company adopting the Plan;


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Franklin Financial Corp.
December 27, 2000
Page 2


(4) Minutes of 2000 Annual Meeting of Shareholders of the Company at which the Plan was adopted, certified by a duly authorized corporate officer of the Company;

(5)      The Registration Statement, including all exhibits.


Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that the Shares covered by the Registration Statement have been legally authorized, and when issued in accordance with the terms described in the Registration Statement, will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus relating to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Sincerely,

                                    SMITH, GAMBRELL & RUSSELL, LLP

                                    /s/ Robert C. Schwartz
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                                    Robert C. Schwartz